Exhibit 99.1

Fitbit Reports $505M Q116 Revenue and Raises Revenue and Profit guidance for FY16
Maintains FY16 Non-GAAP Gross Margin Guidance of 48.5% to 49.0%

SAN FRANCISCO – May 4, 2016 – Fitbit, Inc. (NYSE:FIT) the leader in the connected health and fitness market, today reported revenue of $505.4 million, GAAP diluted net income per share of $0.05, non-GAAP diluted net income per share of $0.10, and adjusted EBITDA of $45.1 million, for its first quarter of 2016.

“The strong growth and defensibility of our business continues to be powered by product innovation, the network effects of our community, our expanding global distribution, and investment in our brand,” said James Park, Fitbit co-founder and CEO. “Based on the first quarter’s performance and momentum, we are confident about the remainder of the year, which is reflected in our increased guidance.”

First Quarter 2016 Financial Summary

	For the Three Months Ended
In millions, except percentages and per share amounts	March 31, 2015	April 2, 2016
GAAP Results
Revenue	$336.8	$505.4
Gross Margin	50.2%	46.3%
Net Income	$48.0	$11.0
Diluted Net Income Per Share	$0.22	$0.05
Non-GAAP Results
Gross Margin	49.8%	46.6%
Net Income	$56.2	$24.5
Diluted Net Income Per Share	$0.27	$0.10
Adjusted EBITDA	$93.4	$45.1
Devices Sold	3.9	4.8
For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
For additional information regarding the change to our quarterly reporting calendar, see “Change to Quarterly Reporting Calendar” below.

First Quarter 2016 Financial Highlights

•	Sold 4.8 million connected health and fitness devices

•	Q116 revenue increased 50% year-over-year

•	U.S. comprised 70% of Q116 revenue; EMEA 15%, APAC 11%, and Other Americas 4%

•	U.S. revenue grew 33% year-over-year; EMEA 113%, APAC 142%, and Other Americas 74%

•	New products, Fitbit BlazeTM and AltaTM comprised 47% of Q116 revenue

•
Non-GAAP operating expenses comprised 39.3% of revenue in Q116, compared to 22.3% in Q115 and 32.2% in Q415, predominantly reflecting increased investment in R&D and marketing to drive innovation and growth

First Quarter 2016 and Recent Fitbit Operational Highlights

•	Successful launch of Fitbit Blaze and Alta, selling a million units each in the latter part of the quarter

•
Approximately 40% of Fitbit Blaze and Alta user activations were by users who had prior Fitbit devices; and approximately 20% of those were buyers who re-activated, coming back to the Fitbit community after having been inactive for 90 days or more

•	Vast majority of Fitbit Blaze and Alta buyers bought up from a less expensive prior Fitbit device. Less than 10% bought down

•	Introduction of new accessories strategy with Fitbit Blaze and Alta with strong initial consumer interest

•	Announced our intent to enter into a strategic partnership with Alibaba, largest retailer in the world, to reach millions of Chinese consumers through partnership with Alibaba’s TMall platform

•	R&D headcount grew to 755 in Q116, compared to 295 in Q115, and 624 at year-end 2015

Outlook and Guidance
Full-year and second-quarter 2016 guidance continues to reflect the company’s planned higher investments in research and development to accelerate the pace of innovation to deepen its competitive moat; investments in sales and marketing to drive revenue from new products in 2016; and investments in consumer engagement features to accelerate the network effect of the company’s large user community, to strengthen consumers’ brand preference.
Fitbit’s outlook for the full year of 2016 is as follows:

•	Revenue in the range of $2.5 to $2.6 billion

•	Non-GAAP gross margin in the range of 48.5 to 49.0%

•	Adjusted EBITDA in the range of $430 to $490 million

•	Non-GAAP diluted net income per share in the range of $1.12 to $1.24

•	Non-GAAP diluted share count between 247 and 250 million

•	Stock-based compensation expense in the range of $97 to $106 million

•	Non-GAAP tax rate of approximately 30%

Fitbit’s outlook for the second quarter of 2016 is as follows:

•	Revenue in the range of $565 to $585 million

•	Non-GAAP gross margin of 48.0%

•	Adjusted EBITDA in the range of $37 to $47 million

•	Non-GAAP diluted net income per share in the range of $0.08 to $0.11

•	Non-GAAP diluted share count between 247 and 250 million

•	Stock-based compensation expense in the range of $21 to $23 million

•	Non-GAAP tax rate of approximately 30%

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a free, live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (913) 312-1444, access code 4917746. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the second quarter 2016 and the full year of 2016, our investments in research and development, sales and marketing, and consumer engagement features and the impact of those investments, our competitive differentiation, the expanding nature of our global distribution, and the potential for growth of our user community through network effects. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; quarterly and seasonal fluctuations; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2015, which is available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended April 2, 2016. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Change to Quarterly Reporting Calendar
Our fiscal year ends on December 31 of each year. In the first quarter of 2016, we adopted a 4-4-5 week quarterly calendar, which, for the 2016 fiscal year, is comprised of four fiscal quarters ending on April 2, 2016, July 2, 2016, October 1, 2016, and December 31, 2016. We did not adjust operating results for quarters prior to 2016. There were 93 days and 90 days in the three months ended April 2, 2016 and March 31, 2015, respectively.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating income; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted net income per share; and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, amortization of intangible assets, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP gross margin, non-GAAP diluted shares, non-GAAP diluted net income per share, and adjusted EBITDA to their most directly comparable GAAP measures because items that impact these measures are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•	Revaluation of redeemable convertible preferred stock warrant liability is a non-cash charge that will not recur in the periods following our initial public offering.

•
Amortization of intangible assets relates to our acquisition of FitStar. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

•	Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of all periods presented.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release.

About Fitbit, Inc. (NYSE:FIT)

Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leader in the connected health and fitness category, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit SurgeTM, Fitbit BlazeTM, Fitbit Charge HRTM, Fitbit AltaTM, Fitbit ChargeTM, Fitbit Flex®, Fitbit One® and Fitbit Zip® activity trackers, as well as the Aria® Wi-Fi Smart Scale. Fitbit products are carried in 50,000 retail stores and in 63 countries around the globe.
Fitbit, the Fitbit logo, Fitbit Surge, Fitbit Blaze, Fitbit Charge HR, Alta, Fitbit Charge, Fitbit Flex, Fitbit One, Fitbit Zip, Aria, and FitStar are trademarks, service marks and/or registered trademarks of Fitbit, Inc. in the United States and in other countries. All other trademarks, service marks, and product names used herein are the property of their respective owners.
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Investor Contact:
Brad Samson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2015	April 2, 2016
Revenue	$336,754	$505,356
Cost of revenue	167,545	271,601
Gross profit	169,209	233,755
Operating expenses:
Research and development	22,426	72,248
Sales and marketing	43,867	107,051
General and administrative	12,981	35,702
Total operating expenses	79,274	215,001
Operating income	89,935	18,754
Interest income (expense), net	(467)	582
Other income (expense), net	(13,077)	1,568
Income before income taxes	76,391	20,904
Income tax expense	28,394	9,869
Net income	$47,997	$11,035

Less: noncumulative dividends to preferred stockholders	(1,314)	—
Less: undistributed earnings attributable to participating securities	(36,060)	—
Net income attributable to common stockholders—basic	10,623	11,035
Add: undistributed earnings to dilutive participating securities	4,992	—
Net income attributable to common stockholders—diluted	$15,615	$11,035

Net income per share attributable to common stockholders:
Basic	$0.26	$0.05
Diluted	$0.22	$0.05
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	41,201	216,043
Diluted	70,289	242,009

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	December 31, 2015	April 2, 2016
Assets
Current assets:
Cash and cash equivalents	$535,846	$722,062
Marketable securities	128,632	69,652
Accounts receivable, net	469,260	339,669
Inventories	178,146	212,092
Prepaid expenses and other current assets	43,530	60,006
Total current assets	1,355,414	1,403,481
Property and equipment, net	44,501	51,579
Goodwill	22,157	22,157
Intangible assets, net	12,216	11,683
Deferred tax assets	83,020	87,601
Other assets	1,758	1,773
Total assets	$1,519,066	$1,578,274
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$260,842	$238,696
Accrued liabilities	194,977	232,427
Deferred revenue	44,448	50,929
Fitbit Force recall reserve	5,122	4,339
Income taxes payable	2,868	1,671
Long-term debt, current portion	—	—
Total current liabilities	508,257	528,062
Other liabilities	29,358	36,886
Total liabilities	537,615	564,948

Stockholders’ equity
Common stock and additional paid-in capital	737,841	762,798
Accumulated other comprehensive income (loss)	691	(3,426)
Retained earnings	242,919	253,954
Total stockholders’ equity	981,451	1,013,326
Total liabilities and stockholders’ equity	$1,519,066	$1,578,274

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2015	April 2, 2016
Non-GAAP gross profit:
GAAP gross profit	$169,209	$233,755
Stock-based compensation expense	446	1,309
Impact of Fitbit Force recall	(2,040)	—
Intangible assets amortization	—	451
Non-GAAP gross profit	$167,615	$235,515

Non-GAAP gross profit as a percentage of revenue:
GAAP gross profit as a percentage of revenue	50.2%	46.3%
Stock-based compensation expense	0.2	0.3
Impact of Fitbit Force recall	(0.6)	—
Intangible assets amortization	—	—
Non-GAAP gross profit as a percentage of revenue	49.8%	46.6%

Non-GAAP research and development:
GAAP research and development	$22,426	$72,248
Stock-based compensation expense	(1,879)	(10,393)
Non-GAAP research and development	$20,547	$61,855

Non-GAAP sales and marketing:
GAAP sales and marketing	$43,867	$107,051
Stock-based compensation expense	(1,307)	(2,535)
Non-GAAP sales and marketing	$42,560	$104,516

Non-GAAP general and administrative:
GAAP general and administrative	$12,981	$35,702
Stock-based compensation expense	(1,271)	(3,533)
Impact of Fitbit Force recall	142	(11)
Intangible assets amortization	—	(82)
Non-GAAP general and administrative	11,852	32,076

Non-GAAP operating expenses:
GAAP operating expenses	$79,274	$215,001
Stock-based compensation expense	(4,457)	(16,461)
Impact of Fitbit Force recall	142	(11)
Intangible assets amortization	—	(82)
Non-GAAP operating expenses	$74,959	$198,447

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2015	April 2, 2016
Non-GAAP operating income:
GAAP operating income	$89,935	$18,754
Stock-based compensation expense	4,903	17,770
Impact of Fitbit Force recall	(2,182)	11
Intangible assets amortization	—	533
Non-GAAP operating income	$92,656	$37,068

Non-GAAP net income and net income per share:
Net income	$47,997	$11,035
Stock-based compensation expense	4,903	17,770
Impact of Fitbit Force recall	(2,182)	11
Revaluation of redeemable convertible preferred
stock warrant liability	10,335	—
Intangible assets amortization	—	533
Income tax effect of non-GAAP adjustments	(4,857)	(4,829)
Non-GAAP net income	$56,196	$24,520

GAAP diluted shares	70,289	242,009
Diluted effect of redeemable convertible preferred
stock conversion	139,851	—
Other dilutive equity awards	1,839	—
Non-GAAP diluted shares	211,979	242,009
Non-GAAP diluted net income per share	$0.27	$0.10

Adjusted EBITDA:
Net income	$47,997	$11,035
Impact of Fitbit Force recall	(2,182)	11
Stock-based compensation expense	4,903	17,770
Revaluation of redeemable convertible preferred
stock warrant liability	10,335	—
Depreciation and intangible assets amortization	3,469	7,008
Interest (income) expense, net	467	(582)
Income tax expense	28,394	9,869
Adjusted EBITDA	$93,383	$45,111

Stock-based compensation expense:
Cost of revenue	$446	$1,309
Research and development	1,879	10,393
Sales and marketing	1,307	2,535
General and administrative	1,271	3,533
Total stock-based compensation expense	$4,903	$17,770

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended
	March 31, 2015	April 2, 2016

United States	$265,309	$351,685
Americas excluding United States	13,429	23,394
Europe, Middle East, and Africa	35,055	74,724
APAC	22,961	55,553
Total	$336,754	$505,356